EXHIBIT 10.38

                       RESTATED SOFTWARE LICENSE AGREEMENT

      This Restated License Agreement is made and entered into as of the 29th day of September, 1995, by and between LEAD Technologies, Inc., a North Carolina corporation, having its principal place of business in Charlotte, North Carolina ("LEAD") and Galacticomm, Inc., a Florida corporation, having its principal place of business at 4101 SW 47th Avenue, Suite 101, Fort Lauderdale, Florida 33314 (" Galacticomm")

                                    RECITALS

      1. LEAD is in the business of developing, marketing and licensing computer technology and has developed software products, among others, known as LEADTOOLS to Professional and LEADTOOLS WIN 32 Professional which have, among other functions, compression, decompression and image processing, functionality.

      2. Galacticomm is in the business of marketing and selling computer products including two products it has developed known as Worldgroup and the Worldgroup Client/Server Development Kit, each described below.

      3. Galacticomm has heretofore acquired a limited, nonexclusive license to the above referenced software products pursuant to LEAD's standard ("tear-open") license agreement but desires to use LEAD's aforementioned software products in a manner not permitted by the standard agreement.

      4. LEAD is willing to grant Galacticomm a limited and nonexclusive license to use the aforementioned software products in accordance with the terms, conditions and limitations contained in this Restated Software License Agreement ("Agreement") but only in strict accordance with the terms hereof.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms when capitalized will have the following meanings:

           (a) "Documentation" shall mean the user manuals (in both hard copy and online or electronic form) which are necessary to operate the Licensed Program.

           (b) "End User" means a person, firm or entity that receives a copy of the Client Component of Worldgroup Product (and thus a sublicense of the Redistributables) for business or personal use in connection with a Worldgroup System.

           (c) "Worldgroup Product" is a computer software product created by Galacticomm which enables the licensee thereof to create and operate an online service (a "Worldgroup System") which includes a "server" component and the Client Component.


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           (d) "Sysop" is a person, firm or entity who licenses a Worldgroup
      Product for the purpose of operating a Worldgroup System and who may license a Developer Kit to customize the Client Component.

           (e) "ISV" means an independent software vendor who licenses a Developer Kit for the purpose of developing an application that can only be used exclusively by a Sysop in connection with the operation of a Worldgroup System.

           (f) "LEAD License" is a license in the form of Exhibit A which shall accompany each unit of Developer Kit. "Licensed Program" shall mean collectively the machine readable object code to LEAD's LEADTOOLS Professional version 5.0 and LEADTOOLS WIN 32 Professional version 5.0 and all updates and new versions, if any, licensed pursuant hereto and the Documentation for each such product.

           (h) "Licensee Restrictions" are the restrictions set forth in Exhibit B which must be contained in Galacticomm's Worldgroup Product license agreement upon the release of the first version of Worldgroup Product containing the Redistributable.

           (i) "Redistributables" means the components of the Licensed Software which may be integrated into the Client Component and may be copied and redistributed under the limitations contained in this Agreement. The Redistributables are only those files identified as being, redistributable in the "Advisory" section of the online Help file contained in the Documentation.

           0) "Developer Kit" means, collectively, the Worldgroup Client/Server Developer's Kit and the Intermediate Kit including, all enhancements and new versions thereof.

           (k) "Client Component" means the Windows based software component of the Worldgroup Product comprising the user interface between the End User's computer and a Worldgroup System that will be distributed to End Users to use in connection with a Worldgroup System, and into which the Redistributable will be integrated.

           (1) "Worldgroup Client/Server Developer Kit" means the next scheduled major release (version 2.0) of Galacticomm's developer kit licensed to ISVs and Sysops that enables ISVs and Sysops to create Add-ons or customize the Worldgroup Product.

           (m) "Intermediate Kit" means the current version of Galacticomm's developer kit known as Worldgroup Client/Server Developer Kit version 1-0 but to which has been added imaging functionality developed with the Licensed Program. The Intermediate Kit


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      will be licensed to Sysops for purposes of modifying Galacticomm Add-ons and to ISVs for the purpose of developing Add-ons.

           (n) "Add-on" is a separate "plug in" application, usually in the form of a DLL, that provides additional functionality available to a Sysop operating a Worldgroup System.

           (o) "Add-on Source Code" is the Galacticomm material necessary to enable the modification of a Galacticomm Add-on and which is licensed solely to Sysops or ISVs who have licensed a Developer Kit from Galacticomm.

           (p) "Galacticomm Add-on" is an Add-on licensed to Sysops by Galacticomm.

      2. OVERVIEW. Galacticomm desires to obtain a license to the Licensed Program in order to enhance the Worldgroup Product so as to incorporate the Licensed Program functionality to allow End Users to be able to view graphic images transmitted to them by a Worldgroup System which will be accomplished by including the Redistributable in the Client Component. Galacticomm further desires to utilize the Licensed Program in the development of the Developer
Kit which will allow ISVs to develop Add-ons. The Developer Kit will also be marketed to Sysops who will utilize it to customize the Client Component to provide a unique "look and feel." The Developer Kit will accomplish its tasks by utilizing, an API developed by Galacticomm which will indirectly access the Licensed Program functions described in the Documentation and contained in the Redistributable as integrated into the Client Component. The operation of ISV Add-ons will, therefore, be dependent upon the Redistributable being contained in the Client Component with the Galacticomm API calling, the Redistributable. Galacticomm desires to release the Worldgroup Client/Server Developer Kit once it is completed, and upon the release of Worldgroup version 2.0. However, Galacticomm desires to immediately release the Intermediate Kit to enable Sysops to customize the Galacticomm Add-ons and to enable ISVs to develop Add-ons prior to the release of Worldgroup Product 2.0 and Worldgroup Client/Server Developer Kit, and in connection therewith, will include the Client Component (and Redistributables integrated therein) with such Intermediate Kit. No Redistributables will be included in the Worldgroup Client/Server Developer Kit. No Documentation will be included with any Developer Kit or otherwise distributed or made available to any customer.

      3. LICENSE OF THE LICENSED PROGRAM. LEAD hereby licenses the Licensed Program and Galacticomm hereby accepts said license of the Licensed Program on the terms and conditions set forth hereinafter.

           (a) GRANT OF LICENSE. LEAD hereby grants to Galacticomm and Galacticomm hereby accepts a perpetual, worldwide, nonexclusive limited license (with the right to grant sublicenses but only in the manner set forth hereinafter in this, paragraph 3) to use and integrate the Licensed Program in the creation of Worldgroup and the Developer Kit and to copy and distribute the Redistributables but only upon the terms and conditions hereof and subject to the limitations and restrictions set forth in this Agreement and provided Galacticomm complies with ail of its obligations contained in this Agreement.

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           (b) LIMITED SCOPE OF LICENSE.

               (i) WORLDGROUP. As it pertains to Worldgroup Product, Galacticomm's right and license to use the Licensed Program shall be for the sole purpose of integrating, the Redistributables into the Client Component so that End Users may view and manipulate images transmitted through a Worldgroup System.

               (ii) WORLDGROUP CLIENT/SERVER DEVELOPER KIT. As it pertains to Worldgroup Client/Server Developer Kit, Galacticomm's right and license to use the Licensed Program shall be for the sole purpose of developing the Worldgroup Client/Server Development Kit which will enable the ISV to create Add-ons or enable a Sysop to modify the Client Component exclusively to create a unique look and feel to the Client Component. No Redistributables will be provided with the Worldgroup Client/Server Developer Kit.

               (iii) INTERMEDIATE KIT. As it pertains to the Intermediate Kit, Galacticomm's right and license to use the Licensed Program shall be for the sole purpose of developing the Intermediate Kit which will enable a Sysop to modify a Galacticomm Add-on and an ISV to develop an Add-on. Galacticomm may include the Client Component (with the Redistributables integrated therein) in the Intermediate Kit for the sole purpose of providing image viewing and manipulation functionality for the End User. Galacticomm will cease shipping the Intermediate Kit upon the release of the Worldgroup Client/Server Development Kit.

           (c) SUBLICENSEES AND THIRD PARTIES. Galacticomm may not use, copy, duplicate, transfer, sell, assign, alienate, lease, sublicense or otherwise alienate the Licensed Program or any part thereof except as permitted by the express terms of this Agreement. All license agreements between Galacticomm and all Sysops and ISVs must protect the Licensed Program at least as well as it protects Galacticomm's proprietary source and/or object code. In addition, Galacticomm will include the LEAD License with each unit of Developer Kit shipped or otherwise distributed by Galacticomm. Each Worldgroup Product containing the Redistributables shipped or otherwise distributed must be accompanied by a user license agreement containing terms substantially similar to the Licensee Restrictions. Galacticomm may not copy, disclose or transfer to any person, firm or entity, any Documentation, including, without limitation, examples, example source code, demos of the Redistributables, include files, header files, function names and function parameters contained in the Licensed Program. Further, no third party may access the functionality of the Redistributables other than through the Galacticomm API contained in the Worldgroup Product. The Developer Kit will be coded so as to provide that the application developed therewith will not operate unless linked with a Worldgroup, System. Further, the Client

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      Component will be technically unable to connect with systems other, than
      Worldgroup for purposes of utilizing any of the Functionality contained in the Redistributable. If, to Galacticomm's knowledge, any Sysop or End User infringes or threatens infringement or takes any other action contrary to the Licensee Terms contained in the Worldgroup license, Galacticomm will provide LEAD notice thereof and pursue the infringing, party at least as diligently as Galacticomm pursues infringement of its own license terms. LEAD shall, at its option, be permitted to join in any such action against the infringing or breaching licensee or may pursue such infringer directly. Galacticomm agrees that it will be liable for and will promptly pay LEAD for any damages, lost profits, claims, costs, including attorney's fees, and liabilities caused by a breach hereof by Galacticomm.

           (d) IMPROVEMENTS, ENHANCEMENTS, ETC. The license granted hereunder includes the Licensed Program as it exists as of the date of delivery as provided below and any upgrades, updates, enhancements or improvements delivered to Galacticomm in accordance with paragraph 12 hereof. Except as expressly stated herein, Galacticomm does not, by virtue of this Agreement, obtain any rights in any enhancements, modifications, new versions or improvements of or relating to the Licensed Program. Except as expressly permitted herein, Galacticomm may not modify the Licensed Program or create derivative works therefrom.

           (e) PROPRIETARY RIGHTS NOTICES. Galacticomm shall not remove or destroy any proprietary markings placed on or contained within the Licensed Program or on any related materials or Documentation. Galacticomm shall include in all copies of the Client Component, the following notice in the copyright notice area of the "About" box: "Portions of this program are provided by LEAD Technologies, Inc., /copyright/LEAD Technologies, Inc., 1991-1995, ALL RIGHTS RESERVED."

      4. DELIVERY. Galacticomm acknowledges receipt of the Licensed Program.

      5. LICENSE FEES AND ROYALTIES, PAYMENT TERMS. In exchange for the license granted hereby and LEAD's undertaking described herein, Galacticomm will pay LEAD the following

           (a) REQUIRED PAYMENTS. Galacticomm will pay LEAD a non-refundable advance prepaid royalty of Thirty Thousand Dollars ($30,000.00) USD, payable as follows:

               (i) Ten Thousand Dollars ($10,000.00) USD will be paid on the earlier to occur of (1) October 31, 1995 or (2) the first commercial shipment or use of a Developer Kit;

               (ii) Ten Thousand Dollars ($10,000.00) USD will be payable thirty
           (30) days after the date the payment in (a)(i) above becomes due and payable; and

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               (iii) Ten Thousand Dollars ($ 10,000.00) USD will be payable thirty (30) days after the date the payment in (a)(ii) above becomes due and payable.

           (b) PER UNIT ROYALTIES. In addition to the payments above, Galacticomm will pay royalty to LEAD based on Developer Kits licensed, used or otherwise distributed at the rate of Seventy-Five Dollars ($75.00) per unit of Developer Kit sold, used or otherwise disposed of . For each Add-on created by Galacticomm which utilizes the functionality contained in the Redistributables, Galacticomm will pay LEAD a royalty of Seventy-Five Dollars ($75.00). Galacticomm will receive a credit against the royalties payable pursuant to this paragraph 5(b) for the payments made pursuant to paragraph 5(a). Once the credit has been exhausted, royalties will be payable pursuant to paragraph 5(a) hereof.

           (c) UPGRADES. Notwithstanding subparagraph 5(b) above, the royalty rate payable for Worldgroup Client/Server Developer Kits which are licensed or distributed at an upgrade discount to currently existing ISVs or Sysops pursuant hereto who have to heretofore acquired a Galacticomm developer kit (including all prior versions other than the Intermediate Kit or the Worldgroup Client/Server Developer Kit), will be Twenty Dollars ($20.00) per copy of Worldgroup Developer Kits distributed to such persons. Such royalties will be payable in accordance with subparagraph 5(f) below and such royalties will not be credited against the prepayments described in subparagraph 5(a) above.

           (d) ADDITIONAL ISV ADD-ONS. An ISV or Sysop who licenses a Developer Kit will be required to pay LEAD an additional license fee of Seventy-Five Dollars ($75.00) for each additional application developed with a Developer Kit (over and above one application) that displays or manipulates images or otherwise utilizes the functionality contained in the Redistributables. The ISV or Sysop will be required to pay the royalty directly to LEAD in accordance with the LEAD License.

           (e) NEW VERSIONS OF DEVELOPER KITS. If a customer has purchased a Developer Kit for which royalty is due and payable hereunder and later purchases an updated or new version of a Developer Kit ("New Kit"), Galacticomm will not be required to pay royalty for the sale of the New Kit, unless the New Kit purchased by such customer contains an upgraded Redistributable that has significant new functions or performance compared to the previous version of the Redistributable and such new functions or performance is communicated by Galacticomm to its customers as a motivation to upgrade the new Developer Kit . If the new Redistributable contained in or indirectly accessible by the New Kit contains significant new functions or performance (which is communicated to Galacticomm's customers as described above), the royalty will be Twenty Dollars ($20.00) per copy of New Kit purchased by such customer payable in accordance with paragraph 5(f) below.

           (f) REPORTING AND PAYMENT OF ROYALTIES. Beginning with the first Developer Kit unit sold, Galacticomm will keep detailed and accurate records of all sales or other dispositions of Developer Kits. Galacticomm will send LEAD monthly reports no later

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      than the twentieth (20th) day of the month following the month in which the sale occurs indicating the number of Developer Kits sold, the name, address and telephone number of Galacticomm's customers together with a check for the royalty due pursuant to paragraph 4(b), (c) and (d) hereof, if any.

           (g) DELINQUENT PAYMENTS. Payment for the license and services provided herein must be paid on the due date set forth herein. Interest shall accrue on any amount due and payable hereunder and remaining unpaid for more than ten (10) days (the "Principal Amount") at a rate per annum which shall from day to day be equal to the lesser of (i) eighteen percent (18%) per year, computed on the basis of a year of three hundred sixty
      (360) days and for the actual number of days elapsed (including the first day but excluding the last day) until payment of the Principal Amount or
      (b) the maximum rate of interest permitted from day to day under applicable law.

           (h) TAXES. Galacticomm shall be responsible for paying all state and federal use, sales or value added taxes, duties or governmental charges, whether presently in force or to come into force in the future, related to the deliveries and payments hereunder (except for taxes on LEAD's income) and will indemnify LEAD against any claims made against LEAD relating, to any such taxes or assessments.

  6.  OWNERSHIP AND PROTECTION OF LICENSED PROGRAM.

           (a) The Licensed Program is proprietary to LEAD and title thereto shall remain exclusively with LEAD throughout the term of this Agreement. All applicable rights to patents, copyrights, trademarks, trade secrets, software applications, hardware applications relating, to the Licensed Program or any part thereof and any enhancements or modifications thereto developed by LEAD or any other person are and shall remain the exclusive property of LEAD subject to written licenses granted by LEAD. Nothing in this Agreement will prohibit or restrict LEAD's continued exploitation and marketing of the Licensed Program and any and all components thereof. Galacticomm shall not sell, transfer, publish, disclose, display, encumber, license, copy, sublicense, lease or otherwise make available the Licensed Program or any part thereof, to any person, firm or entity except as provided in this Agreement. Galacticomm shall not reverse engineer, decompile or disassemble the Licensed Program, or attempt to do so except to the extent this restriction is expressly prohibited by applicable law, and shall not use any portion of the Licensed Program to attempt to derive products which are competitive with the Licensed Program, including developer toolkits (other than the Developer Kit) or LEAD's product known as "LEADVIEW" or will not use the Licensed Program for any purpose other than as contemplated in paragraph 2 hereof. Galacticomm agrees to secure and protect the Licensed Program in a manner consistent with the maintenance of LEAD's rights therein and to take appropriate action by instruction or agreement with its employees, directors, trustees, officers, agents, consultants, customers or
      (sub)licensees who are permitted access to the Licensed Program or any part thereof to satisfy its obligations hereunder. The covenants herein shall survive the termination of this Agreement for whatever reason.

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      7.    WARRANTIES AND INFRINGEMENT INDEMNITIES.

           (a) WARRANTY. LEAD licenses and Galacticomm, upon acceptance, will accept the Licensed Program "AS IS" with no warranty except LEAD warrants that the Licensed Program will not contain any computer virus, worm or any feature designed to render inaccessible or impair the operation of the Licensed Program, including, without limitation, any lock or drop-dead device (provided, however, future versions of the Licensed Program may have a lock device covering GIF and TIFF (LZW) file format support functions).

           (b) PROPRIETARY RIGHTS INDEMNIFICATION. In the event that a bona fide claim is filed in a court of competent jurisdiction alleging that the Licensed Program used within the scope of the license granted hereunder infringes any copyright of any third party ("Infringement Action"), LEAD shall indemnify, defend and hold Galacticomm harmless from and against such Infringement Action and any and all costs, damages, penalties and expenses, including reasonable attorneys' fees, finally resulting from or awarded in actions attributable to such claim, provided that (a) Galacticomm promptly notifies LEAD in writing of the existence of such Infringement Action when Galacticomm becomes aware of such Infringement Action, (b) LEAD has control of the defense of such Infringement Action and all related settlement negotiations, and (c) Galacticomm provides all reasonable assistance and cooperation in such defense. Notwithstanding the foregoing, LEAD shall have no liability for any Infringement Action for use of the Software to the extent the Infringement Action arises due to the fact that Galacticomm modified or altered the Licensed Program without the prior written consent of LEAD. Provided further, no indemnity will be provided with respect to GIF or TIFF (LZW) file formats and the claimed patent rights of Unisys Corporation. The indemnification provided for in this paragraph 7(b) shall constitute the entire liability of LEAD with respect to an Infringement Action.

      8 LIMITATION OF WARRANTY AND LIABILITY. THE WARRANTY DESCRIBED IN PARAGRAPH 7 ABOVE IS A LIMITED AND EXCLUSIVE WARRANTY AND IT IS THE ONLY WARRANTY MADE BY LEAD. LEAD MAKES AND GALACTICOMM RECEIVES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LEAD SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES EVEN IF LEAD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL LEAD BE LIABLE TO GALACTICOMM FOR ANY DAMAGES RESULTING FROM OR RELATED TO ANY FAILURE OF THE LICENSED PROGRAM OR ANY PART THEREOF, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA OR DELAY OF THE LICENSED PROGRAM IN THE DELIVERY OF THE LICENSED PROGRAM OR IN THE
PERFORMANCE OF SERVICES UNDER THIS AGREEMENT. LEAD'S SOLE OBLIGATION AND LIABILITY UNDER THIS AGREEMENT SHALL BE TO REPLACE OR

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CORRECT SUCH LICENSED PROGRAM, OR AT LEAD'S OPTION IN EITHER CASE, TO REFUND ANY
AND ALL LICENSE FEES PAID BY GALACTICOMM. EXCEPT FOR THE FOREGOING, LEAD SHALL HAVE NO LIABILITY TO GALACTICOMM OR ANY OTHER PARTY FOR ANY GENERAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE FAILURE OF THE LICENSED PROGRAM TO PERFORM OR FOR ANY OTHER CAUSE. GALACTICOMM WILL BE SOLELY RESPONSIBLE FOR THE OPERATION OF THE WORLDGROUP PRODUCT AND THE DEVELOPER KIT AND GALACTICOMM WILL INDEMNIFY LEAD FROM ANY CLAIMS MADE AGAINST LEAD BY GALACTICOMM'S CUSTOMERS ARISING OUT OF SUCH CUSTOMER'S USE OF GALACTICOMM'S PRODUCTS. IN NO EVENT WILL LEAD'S LIABILITY UNDER THIS AGREEMENT EXCEED THE LICENSE FEES WHICH HAVE BEEN RECEIVED BY LEAD.

      9. INSPECTION RIGHTS. LEAD and its duly authorized agents will be permitted access, upon reasonable advance notice, during regular business hours to Galacticomm's principal place of business to review business, accounting and customer records of Galacticomm for purposes of verifying Galacticomm's compliance with the terms of this Agreement. LEAD will treat all information reviewed as confidential information with the meaning, of paragraph 10(a) hereof.

      10. CONFIDENTIALITY AND EMPLOYEES.

           (a) CONFIDENTIALITY. Each of the parties hereto agrees to keep confidential any and all information with respect to the other party which it has received or may in the future receive in connection with this Agreement which is not otherwise available to the general public without restriction. Notwithstanding, the foregoing, each of the parties shall be entitled to disclose such information (i) to its employees or representatives who have a need to know such information, for the purposes of performance under this Agreement and exercising the rights granted under this Agreement, provided such employees are bound by a valid confidentiality agreement restricting the disclosure of third party confidential information, or (ii) to the extent required by applicable law, or (iii) during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement.

           (b) EMPLOYEES. Galacticomm and LEAD each agree during the term of this Agreement and for a period of two (2) years after termination to refrain from hiring, or employing (as employee, consultant, agent or otherwise) any person who has been employed by the other party at any time during the term of this Agreement.

      11. TERMINATION.

           (a) TERMINATION FOR CAUSE. The licenses granted in this Agreement shall continue (unless otherwise specified elsewhere in this Agreement) unless it is terminated in accordance with the provisions of this paragraph This Agreement may be terminated by either party in the event of any material breach by the other party hereto which continues after thirty
      (30) days written notice of said breach (which notice shall, in reasonable detail,

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      specify the nature of the breach) by the non-defaulting party to the defaulting party. Failure to timely pay license fees, royalties, per unit charges or other charges hereunder is conclusively deemed to be a material breach of this Agreement. In addition, in the event of Galacticomm's breach of paragraph 6 hereof, LEAD may immediately terminate the licenses granted under this Agreement by sending, notice of such termination.

           (b) OTHER TERMINATION RIGHTS. Galacticomm has the right to terminate this Agreement without cause, at any time, by providing thirty (30) days written notice to LEAD. In the event of such termination, Galacticomm will remain responsible for the payments described in paragraph 5(a) and for royalties due based on any Developer Kits shipped or used prior to termination. Upon such termination, Galacticomm will comply with paragraph 11(c) hereof. LEAD will have the right, by providing ninety (90) days advance written notice ("Notice Period"), to terminate this Agreement at any time after December 31, 1996. Upon receipt of such notice, Galacticomm will take steps to remove the Licensed Program material from the Worldgroup Product and the Developer Kits so that such material will not be included in the next released version. Once the Notice Period has elapsed, Galacticomm will not include any Licensed Program material in any new version or upgrade of the Worldgroup Product or Developer Kits, except Galacticomm may ship routine "maintenance" releases. For a period of one
      (1) year after the expiration of the Notice Period, Galacticomm will be permitted to ship the version of Developer Kit and Worldgroup Product in commercial release at the expiration of the Notice Period and maintenance releases thereto. After expiration of the one (1) year period, all shipments of the Developer Kits or Worldgroup Products containing any Licensed Program material will cease and paragraph 1l(c) will apply. LEAD and Galacticomm will keep each other reasonably apprised of product changes and enhancements.

           (c) EFFECT OF TERMINATION. Upon termination, pursuant to paragraph 1l(a) hereof, of the licenses granted herein, the licenses granted to Galacticomm pursuant to paragraph 2 shall terminate immediately and Galacticomm shall immediately discontinue distribution of and return or destroy all copies of the Licensed Program within its possession or control except Galacticomm may keep one (1) copy for the sole purpose of providing technical supports to its then existing customers. No termination of this Agreement by either Galacticomm or LEAD shall affect licenses of the Worldgroup Product or the Developer Kit properly granted by Galacticomm prior to termination. Paragraphs 3 (except for the licenses granted to Galacticomm in paragraph 3), 5, 6, 7, 8, 9 and 14 will survive the termination of this Agreement for any reason.

      12.  TECHNICAL SUPPORT; UPDATES.

           (a) SUPPORT. So long as Galacticomm is in compliance with the terms and conditions hereof, Galacticomm will receive, at no additional costs, free commercially reasonable technical support and bug fixes in respect of the contemplated use of Licensed Program in accordance with LEAD's technical Support policies in effect from time to time for its LEADTOOLS Professional customers and will diligently respond to Galacticomm's

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      requests for bug fixes and Support covered by LEAD's policies. LEAD will not be required to provide technical support in connection with problems with Galacticomm's product or any other third party software or for bugs or technical problems caused by Galacticomm. If Galacticomm requests assistance outside the scope of LEAD's standard technical support policies, LEAD and Galacticomm will agree on a reasonable time and materials basis for any technical work which LEAD agrees to perform

           (b) UPGRADES, NEW VERSIONS. Galacticomm shall be entitled to receive Licensed program updates or upgrades (if LEAD has created same) free of charge for a period of six (6) months from the ship date of the Worldgroup Client/Server Developer Kit, and such upgrades and updates will require no further license fees or royalties Over and above those payable pursuant hereto. Thereafter, all new versions and upgrades will be licensed on such terms as Galacticomm and LEAD may mutually agree in writing. Any upgrades or new versions to the Licensed Program licensed to Galacticomm will become the Licensed program within the meaning hereof.

      13. PROMOTIONAL MATERIALS. Galacticomm agrees to include in each package containing a unit of Developer Kit, promotional information concerning LEAD in the form of Exhibit C (or replacements thereof reasonably acceptable to Galacticomm).

      14. GENERAL.

           (a) APPLICABLE LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. (Galacticomm agrees all disputes hereunder will be exclusively resolved in the courts located in Charlotte, North Carolina and Galacticomm hereby consents and submits itself to the jurisdiction and venue of the state and federal courts located in Charlotte, North Carolina.

           (b) TIME. Time shall be of the essence of this Agreement.

           (c)ENFORCEABILITY. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision or part thereof which is necessary to render the provision valid, legal and enforceable, shall be severed from the Agreement and the other provisions and the remaining part of thereof of that provision shall remain in full force and effect.

           (d) FURTHER ASSURANCES. The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

           (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties other than as expressly set forth in this Agreement.

           (f) REMEDIES. The remedies expressly stated in this Agreement shall be in addition to and not in substitution for those generally available at law or in equity.

           (g) WAIVER. No waiver or any provision of this Agreement by a party shall be enforceable against that party unless it is in writing, and signed by an authorized officer of that party.

           (h) ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by Galacticomm either by assignment, merger, acquisition or otherwise without the prior written approval of LEAD, which approval shall not be unreasonably withheld.

           (i) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

           (j) INJUNCTIVE RELIEF; ATTORNEYS' FEES. LEAD shall be entitled to injunctive and other equitable relief in addition to all other remedies in the event of a breach of this Agreement by Galacticomm, it being acknowledged that damages alone will be an inadequate remedy if Galacticomm breaches this Agreement. The parties agree at the losing party in a litigation will pay all costs of the prevailing party, including reasonable attorneys' fees, court costs and other charges associated with the litigation.

      15. NOTICES. All notices hereunder will be sent via confirmed facsimile or via overnight mail to the addresses and/or fax numbers set forth below:

         To LEAD:                           To GALACTICOMM:

         LEAD Technologies, Inc.            Galacticomm, Inc.
         900 Baxter Street                  4101 SW 47th Avenue, Suite 101
         Charlotte, NC 28204                Fort Lauderdale, Florida 33314
         Phone: 704/332-5532                Phone: 954/583-7806
         Fax: 704/372-8161                  Fax: 954/583-7846

                  [Remainder of pace intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             LEAD TECHNOLOGIES, INC.


                                             By: /s/ RICHARD G. LITTLE
                                                 ----------------------------
                                                 Richard G. Little, President

                                             GALACTICOMM, INC.


                                             By: /s/ CHRIS ROBERT
                                                -----------------------------
                                               Chris Robert, Vice President of
                                               Engineering

                                    EXHIBIT A

                                  LEAD LICENSE

      This Addendum supplements the Galacticomm License Agreement accompanying this package. The software contained in this package is subject to this Addendum between you, the user, and LEAD Technologies, Inc., a North Carolina corporation ('LEAD"). The enclosed software contained on the electronic media and associated documentation were developed, in part, with software and related materials licensed to Galacticomm, Inc. by LEAD pertaining to the manipulation, processing and display of images (herein the "Software"). LEAD is willing to permit you to use the Software in the manner described herein only upon the condition that you accept all the terms set forth in this Addendum. If you do not accept these terms, return the unopened envelope containing, the electronic media along with all related documentation to Galacticomm. Opening this package will indicate your acceptance of the following terms:

      1. USE OF SOFTWARE. The Software may only be used to either (i) create an Add On application to be operated by a Sysop in connection with a Worldgroup System, as such terms are defined in the accompanying Galacticomm License Agreement or (ii) customize the Client Software to create a unique 'look and feel" to the Client Software, and LEAD hereby grants you a nonexclusive personal license to use the Software in connection therewith. Specifically, you may not use the Software to create an application which is used to create other computer applications, such as a developer's toolkit. A Sysop is the operator of a Worldgroup System service who has licensed Worldgroup. You may not use the Software to create any application other than an Add On application that is licensed only to Sysops to be used exclusively with and in connection with the operation of a Worldgroup System or to customize the Client Software as described above (herein, collectively the "New Product"). If the Software contains Client Software, you may distribute exact copies of the LEAD Redistributable as embedded in the Client Software.

      2. SINGLE APPLICATION. You may only develop a single application as described above with the Software. If you wish to develop more than one application. and such application is related to the display or manipulation of images, or otherwise utilizes LEAD functionality contained in the Client Software, you must obtain additional licenses to do so from LEAD for each such additional application. Additional licenses will be available for $75.00 per application. To obtain additional licenses, contact LEAD Technologies, Inc., Licensing Department, telephone number 704/332-5532, extension 1232 or complete the enclosed order form and license application. For purposes hereof, a modification to the Worldgroup client component of Worldgroup by a Worldgroup Sysop, will be counted as an application.

      3. COPYRIGHT. Portions of the Software are owned by LEAD and are protected by U.S. copyright laws and international treaty provisions. You must treat the Software just like a book or other copyrighted item, except that you may (a) make one copy of the Software for backup or archival purposes, and (b) transfer the Software onto a single computer's hard disk or solid state storage. You may not copy any Software documentation provided to you.

      4. OTHER RESTRICTIONS. You may not lease or rent the Software or otherwise distribute it. You may not modify, disassemble, decompile or reverse-engineer the Software, and you may not remove or obscure any trademark or copyright notices or any identifying string in the Software or associated documentation. Your license agreement with

Sysop will prohibit the Sysop from using the Software or any part thereof except in connection with the operation of a Worldgroup System.

      5. TERMINATION. In the event that you default in the performance of any of your duties or obligations hereunder, which default shall not be substantially cured within ten (10) days after written notice is given to you specifying the default or take any action with respect to the Software which is prohibited hereby, then LEAD may, by giving written notice thereof to you, terminate the license ranted herein.

      6. REMEDIES: LIMITATIONS. ALL WARRANTIES, EXPRESSED OR IMPLIED, ARE EXCLUDED FROM THIS AMENDMENT AND SHALL NOT APPLY TO ANY SOFTWARE LICENSED UNDER THIS AMENDMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. YOUR SOLE AND EXCLUSIVE REMEDY AGAINST LEAD SHALL BE, AT LEAD'S SOLE DISCRETION, FOR (A) REPAIR OR REPLACEMENT OF DEFECTIVE SOFTWARE; OR (B) REPAYMENT OF THE LICENSE FEES PAID BY YOU. NO OTHER REMEDY (INCLUDING, BUT NOT LIMITED TO, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, LOST SALES, INJURY TO PERSON OR PROPERTY, OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL LOSS) SHALL BE AVAILABLE TO YOU. IN NO EVENT SHALL LEAD'S LIABILITY EXCEED AMOUNTS PAID TO LEAD BY YOU UNDER THE TERMS OF THE AMENDMENT.

      7. GENERAL. This Addendum shall be interpreted, construed, and enforced according to the laws of the State of North Carolina. In the event of any action under this Amendment, the parties agree that federal and state courts located in Charlotte, North Carolina will have exclusive jurisdiction and that a suit may only be brought in Charlotte, North Carolina and you submit yourself to the jurisdiction and venue of the state and federal courts located in Charlotte, North Carolina. This Amendment constitutes the entire agreement and understanding of the parties and may be modified only in writing, signed by both parties. No officer, salesman, or agent has any authority to obligate LEAD by any terms, stipulations or conditions not expressed in the Agreement. If any portion of this Amendment is determined to be legally invalid or unenforceable, such portion will be severed from this Amendment and the remainder of the Agreement will continue to be fully enforceable and valid. This Amendment, and the rights hereunder, may not be assigned by you (whether by oral or written assignment, sale of assets, merger, consolidation or otherwise), without the express written consent of LEAD. You agree to be responsible for any and all losses or damages arising, out of or incurred in connection with the New Product developed by you and you agree to defend, indemnify and hold LEAD harmless from any such loss or damage (including attorney's fees) arising, from the use, operation or performance of the New Product you develop using, the Software. You shall be responsible for paying, all state and federal use, sales or value added taxes, duties or Governmental charges, whether presently in force or come into force in the future, related to the distribution and sale of the New Product and will indemnify LEAD against any claim made against LEAD relating to any such taxes or assessments.

                                    EXHIBIT B

                              LICENSEE RESTRICTIONS

      A. Each Galacticomm Worldgroup license agreement shall contain provisions no less than protective of LEAD's intellectual property rights set forth below and on the attached B-1:

           1. PROHIBITIONS. Licensee is expressly prohibited from reverse engineering, disassembling, decompiling, modifying or creating derivative works from the Software or any part thereof.

           2. TITLE. Licensee acknowledges that all title, copyright and other proprietary rights in and to the Software shall remain with Galacticomm or its suppliers and licensors who have granted Galacticomm the right to license the Software; Licensee shall not remove or alter any copyright or other notices appearing in or on the Software.

           3. THIRD PARTY BENEFICIARY. Licensee acknowledges that Galacticomm's licensors are intended third party beneficiaries of this Agreement.

                                  EXHIBIT B-1

                     GALACTICOMM SOFTWARE LICENSE AGREEMENT
                                 WORLDGROUP (TM)

YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE OPENING THIS ENVELOPE. OPENING THIS ENVELOPE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. IF YOU DO NOT AGREE WITH THEM, YOU SHOULD RETURN THIS ENVELOPE UNOPENED WITHIN 30 DAYS OF THE ORIGINAL DATE OF PURCHASE, AND THE PRICE OF THE PRODUCT WILL BE REFUNDED TO YOU.

Galacticomm, Inc. provides this Software and licenses its use throughout the world. You assume responsibility for the selection of the Software to achieve your intended results, and for the installation, use, and results obtained from the Software.

DEFINITIONS

"You" and "your" shall be taken as referring to the person or business entity who purchased this License to use this Software or for whom such License was purchased.

"Software" shall be taken as referring to the files supplied on the diskette(s) or CD-ROM(s) inside this envelope, and to any and all copies, updates, modifications, functionally-equivalent deriviatives, or any parts or portions thereof.

"Run-Time Access" shall be taken as referring to a connection that allows the exchange of data between two or more computers.

"Live Computer" shall be taken as referring to a single computer connected with communications hardware providing Run-Time Access to this Software.

"Development Computer" shall be taken as referring to a single computer upon which a copy of this Software may be installed for configuration and development purposes, not providing Run-Time Access to this Software.

"Client Software" shall be taken as referring to the program(s) that can be generated with this Software to give other computers Run-Time Access to your Live Computer in a Windows client/server mode.

LICENSE

You may:

      1. install and use one copy of this Software on a single Live Computer, you may also install and use one copy of this Software on a single Development Computer.

      2. copy this Software into machine-readable or printed form, for backup or archival purposes in support of your use of this Software.

      3. provide Run-Time Access to this Software on your single Live Computer to up to 8 other machines at a time (upgradable with licensed User Six-Packs); said other machines need not, and must not, be provided with copies of this Software in order to obtain said Run-Time Access.

      4. freely distribute the Client Software either electronically or on diskette(s) or CD-ROM(s).

      5. transfer this Software and license to another party if the other party agrees to accept the terms and conditions of this Agreement. If the enclosed Software is an update, any transfer must include the update and all prior versions. If you transfer the Software, you must at the same time either transfer all copies, whether in machine-readable form, to the same party, or destroy any copies not transferred.

YOU MAY NOT USE, COPY, MODIFY, OR TRANSFER THIS SOFTWARE, OR ANY COPY, MODIFICATIONS, OR MERGED PORTION, IN WHOLE OR IN PART, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS LICENSE, OR IN AMENDMENTS SIGNED BY AN OFFICER OF GALACTICOMM. IF YOU TRANSFER POSSESSION OF ANY COPY OF THIS SOFTWARE, OR ANY FUNCTIONALLY-EQUIVALENT DERIVATIVE, OR ANY PORTION OR MODIFICATION THEREOF, TO ANOTHER PARTY, YOUR LICENSE IS AUTOMATICALLY TERMINATED.

TERM

This license is effective until terminated. You may terminate it at any time by destroying all copies of the Software covered by this Agreement. It will also terminate upon conditions set forth elsewhere in this Agreement or if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy this Software, including all copies, functionally-equivalent derivatives, and all portions and modifications thereof in any form.

                                                       (CONTINUED ON OTHER SIDE)

LIMITED WARRANTY

THIS SOFTWARE, INCLUDING CLIENT SOFTWARE, IS PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND, WITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PUROPSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THIS SOFTWARE IS WITH YOU. SHOULD THE SOFTWARE PROVE DEFECTIVE, YOU (NOT GALACTICOMM) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTIONS.

SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

Galacticomm does not warrant that the functions contained in this Software will meet your requirements or that the operation of this Software will be uninterrupted or error-free. However, Galacticomm does warrant the diskette(s) or CD-ROM(s) on which the Software is furnished to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery to you.

LIMITATIONS OF REMEDIES

Galacticomm's entire liability and your exclusive remedy shall be:

a. the replacement of any diskette(s) or CD-ROM(s) not meeting Galacticomm's "Limited Warranty" and which is returned to Galacticomm, or

b. if Galacticomm is unable to deliver a replacement diskette(s) or CD-ROM(s) which is free of defects in materials or workmanship, you may terminate this Agreement by returning this Software and you money will be refunded.

IN NO EVENT WILL GALACTICOMM BE LIABLE TO YOU FOR ANY DAMAGES. INCLUDING ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THIS SOFTWARE EVEN IF GALACTICOMM OR ITS AUTHORIZED REPRESENTATIVES HAS BEEN ADVISES OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THAT ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

GENERAL

You may not sublicense, assign, or otherwise transfer this License or Software except as expressly provided in this Agreement. Any attempt to otherwise sublicense, assign, or transfer any of the rights, duties or obligations hereunder is expressly prohibited and will terminate this Agreement.


This Agreement will be governed by the State of Florida.

All Agreements covering this Software (including but not limited to any and all updates, upgrades, and enhancements to this Software or any portion thereof, bearing the same registration number) shall be deemed to be counterparts of one and the same License Agreement instrument.

BY OPENING THIS ENVELOPE, YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN US RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

                                   EXHIBIT C


      To be added upon completion. LEAD will consult with Galacticomm regarding size and content issues.